Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED JUNE 30, 2011

Company Reports Quarterly Revenue Growth of 22%, Contract Value Growth of 21%, Raises Revenue
and Earnings Guidance, and Announces Acquisition of PivotHealth and Launch of New Program.

WASHINGTON, D.C. — (August 2, 2011) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended June 30, 2011, the first quarter of its 2012 fiscal year. Revenue for the quarter increased 22.4% to $81.6 million, from $66.7 million in the quarter ended June 30, 2010. Contract value increased 21.2% to $332.5 million as of June 30, 2011, up from $274.4 million as of June 30, 2010. For the quarter ended June 30, 2011, net income was $3.9 million, or $0.23 per diluted share, compared to net income of $4.6 million, or $0.29 per diluted share, for the quarter ended June 30, 2010. For the quarter ended June 30, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA, all of which are non-GAAP financial measures, were $8.4 million, $0.50 per diluted share, and $14.6 million, respectively.  For the quarter ended June 30, 2010, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $7.1 million, $0.45 per diluted share, and $12.4 million, respectively.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “Our strong performance for the quarter highlights the sustained, urgent need for our products and services in the markets we serve. As our members face continued change and unprecedented complexity, they consistently turn to us for comprehensive solutions to their most pressing challenges. Our robust portfolio of offerings, excellent product quality, and measurable member impact in addressing these challenges were all key factors in achieving our strong revenue growth of 22% and contract value growth of 21% this quarter. We are pleased that the superior start to calendar year 2011, along with the visibility inherent in our model, allows us to revise our outlook for the year, as we now increase our projections to revenue growth of 24%-26% and adjusted EBITDA of $60-$64 million for calendar year 2011. It is exciting to have this momentum going into the second half of the calendar year, and I am confident that we have in place the right strategy and assets to continue this performance going forward.”

Mr. Musslewhite continued, “I am also pleased today to announce the launch of the Crimson Practice Management Program, which provides actionable data to enhance the performance of physician practices and maximize their total health system contribution. The program provides visibility into productivity, patient access, documentation and coding accuracy, and collections efficiency, facilitating physician participation in improvement initiatives in any practice setting, whether hospital-owned or independent. The program was developed on our Crimson platform leveraging key intellectual property and expertise from Southwind, and it is an exciting example of the cross-program synergies we are generating throughout the company as we expand our portfolio in areas of key member need.”

Acquisition of PivotHealth

The Company announced the acquisition as of August 1, 2011 of substantially all the assets of PivotHealth, LLC, a leading physician practice management firm based in Nashville, Tennessee.  The transaction enhances The Advisory Board Company’s existing physician practice management capabilities and provides new growth opportunities with the addition of PivotHealth’s expertise in long-term physician practice management.

Robert Musslewhite commented, “We are thrilled to further deepen our portfolio in the physician management arena with the addition of PivotHealth’s exceptional talent and superior expertise.  PivotHealth’s long-term management offering is distinctive in the health care industry, providing a highly credible outsourced management solution for health system-sponsored physician practices.  We are looking forward to building on our Southwind business by adding PivotHealth’s capabilities, which, in addition to longer-term practice management expertise, also include patient satisfaction surveys, and coding and compliance education.”

PivotHealth’s President, John Phillips, added, “The PivotHealth team and I are very excited to join forces with the Advisory Board and Southwind to continue to build a powerful set of solutions to elevate physician performance. Together, we have ahead of us a large and exciting market opportunity, and I am confident that our collective work will meaningfully impact the health care industry.”

Mr. Musslewhite concluded, “In a health care market that is increasingly focused on physician alignment, our members look to us for a full suite of services to elevate the performance of their physicians and affiliated practices.  We are excited to enhance our successful Crimson technology platform and Southwind physician alignment services with the addition of PivotHealth to offer a more comprehensive portfolio to support our members deeply in all aspects of physician integration.”

Share Repurchase

During the three months ended June 30, 2011, the Company repurchased 44,036 shares of its common stock at a total cost of approximately $2.3 million. As of June 30, 2011, the Company had repurchased 7,564,707 shares of its common stock at a total cost of approximately $318.6 million.

Outlook for Calendar Year 2011

The Company is raising its revenue guidance for calendar year 2011 to a range of approximately $342 million to $349 million, up from a range of $318 million to $326 million.  The Company is also raising its guidance for calendar year 2011 adjusted EBITDA to a range of $60 million to $64 million, up from a range of $56 million to $60 million.  This guidance includes approximately $6 million to $7 million of revenue and $0.5 million of adjusted EBITDA from the acquisition of PivotHealth in calendar year 2011. For calendar year 2011, the Company is increasing its guidance for non-GAAP earnings per diluted share to a range of approximately $2.00 to $2.13, up from a range of $1.85 to $2.00.  For calendar year 2011 the Company expects share-based compensation expense to be approximately $10 million, and amortization from acquisition-related intangible assets to be approximately $5 million. For the remainder of calendar year 2011, the Company expects an effective tax rate of approximately 37.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define our non-GAAP financial measures as described below.

The term “adjusted EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; amortization of acquisition-related intangibles and capitalized software included in cost of services; costs associated with acquisitions; share-based compensation expense; and fair value adjustments made to the Company’s acquisition-related earn out liabilities. The term “adjusted net income” refers to net income excluding the net of tax effect share-based compensation expense; amortization of acquisition-related intangibles; costs associated with acquisitions; and fair value adjustments made to the Company’s acquisition-related earn out liabilities. The term “non-GAAP earnings per diluted share” refers to net income per share excluding the net of tax effect of share-based compensation expense; amortization of acquisition-related intangibles; costs associated with acquisitions; and fair value adjustments made to the Company’s acquisition-related earn out liabilities.

The foregoing non-GAAP measures may be calculated differently from similarly titled measures used by other companies, which limits their usefulness as comparative measures, and should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results as indicators of performance. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because they enable the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets, share-based compensation expense, and certain non-cash and special charges.

There are limitations associated with these non-GAAP financial measures as indicators of performance, including that they do not reflect all changes in applicable tax rates, foreign currency exchange rates, share-based compensation expense, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and forecasted non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures cannot reasonably be estimated or predicted at this time.

	Quarter Ended
	June 30,
	2011	2010
Net income	$3,871	$4,593
Provision for income taxes	2,323	2,573
Other income, net (1)	(797)	(221)
Depreciation and amortization	1,925	1,377
Amortization of intangibles (incl. in CoS)	1,199	1,335
Acquisition charges	144	—
Fair value adjustments to acquisition-related earn out liabilities	3,200	400
Share-based compensation expense	2,715	2,306

Adjusted EBITDA	$14,580	$12,363

	Quarter Ended
	June 30,
	2011	2010
Net income	$3,871	$4,593
Amortization of acquisition-related intangibles, net of tax	750	820
Acquisition charges, net of tax	90	—
Fair value adjustments to acquisition-related earn out liabilities, net of tax	2,000	256
Share-based compensation, net of tax	1,697	1,478

Adjusted net income	$8,408	$7,147

	Quarter Ended
	June 30,
	2011	2010
GAAP earnings per diluted share	$0.23	$0.29
Amortization of acquisition-related intangibles, net of tax	0.04	0.05
Acquisition charges, net of tax	0.01	—
Fair value adjustments to acquisition-related earn out liabilities, net of tax	0.12	0.02
Share-based compensation, net of tax	0.10	0.09

Non-GAAP earnings per diluted share	$0.50	$0.45

(1)	Other income, net includes interest income of $0.6 million and $0.3 million for the quarters ended June 30, 2011 and 2010, respectively. Other income, net also includes a foreign currency gain of $0.2 million and foreign currency loss of $0.1 million for the quarters ended June 30, 2011 and 2010, respectively.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its first quarter performance this evening, August 2, 2011 at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.270.6057 and the access code is 98112925. Participants are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:30 p.m. Eastern Time on Tuesday, August 2, until 8:30 p.m. Eastern Time on Tuesday, August 9, 2011.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis, business intelligence and software tools, and management and advisory services primarily to the health care industry, focusing on business strategy, operations, and general management issues. The Company provides best practices and research through discrete programs to a membership of approximately 3,200 organizations, including leading hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device and supply companies, colleges, universities, and other educational institutions. Members of each program are typically charged a fixed annual fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database, and business intelligence and software tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, and non-GAAP earnings per diluted share for calendar year 2011 and its effective tax rate for fiscal year 2012 are based on information available to the Company as of August 2, 2011, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, which is available on the Company’s website at www.advisoryboardcompany.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended June 30, 2011, which will be filed with the Securities and Exchange Commission in August 2011.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected
	June 30,		Growth
	2011	2010	Rates
Statements of Income
Revenue	$81,615	$66,688	22.4%

Cost of services (1)	45,490	34,632
Member relations and marketing (1)	17,980	15,200
General and administrative (1)	10,823	8,221
Depreciation and amortization	1,925	1,690
Income from operations	5,397	6,945
Other income, net	797	221
Income before provision for income taxes	6,194	7,166
Provision for income taxes	(2,323)	(2,573)
Net income	$3,871	$4,593

Earnings per share
Basic	$0.24	$0.30
Diluted	$0.23	$0.29
Weighted average common shares outstanding
Basic	16,118	15,548
Diluted	16,897	15,990
Contract Value (at end of period)	$332,491	$274,373	21.2%
Percentages of Revenues
Cost of services (1)	55.7%	51.9%
Member relations and marketing (1)	22.0%	22.8%
General and administrative (1)	13.3%	12.3%
Depreciation and amortization	2.4%	2.5%
Income from operations	6.6%	10.4%
Net income	4.7%	6.9%

(1)	During the three months ended June 30, 2011, the Company recognized approximately $0.8 million in cost of services, approximately $0.5 million in member relations and marketing, and approximately $1.4 million in general and administrative expense for share-based compensation. During the three months ended June 30, 2010, the Company recognized approximately $0.7 million in cost of services, approximately $0.4 million in member relations and marketing, and approximately $1.2 million in general and administrative expense for share-based compensation. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30	March 31,
	2011	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,194	$30,378
Marketable securities	—	—
Membership fees receivable, net	197,611	179,162
Prepaid expenses and other current assets	10,873	7,069
Deferred income taxes, net	6,317	5,894
Total current assets	249,995	222,503
Property and equipment, net	33,689	29,529
Intangible assets, net	17,845	18,450
Goodwill	67,155	67,155
Deferred incentive compensation and other charges	54,475	46,226
Deferred income taxes, net of current portion	8,659	9,646
Other non-current assets	11,500	11,500
Marketable securities	83,565	86,179
Total assets	$526,883	$491,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$240,205	$223,876
Accounts payable and accrued liabilities	58,670	51,957
Accrued incentive compensation	4,922	13,609
Total current liabilities	303,797	289,442
Long-term deferred revenues	49,840	42,139
Other long-term liabilities	14,238	11,015
Total liabilities	367,875	342,596

Stockholders’ equity:
Common stock	228	225
Additional paid-in capital	274,992	267,242
Retained earnings	168,320	164,449
Accumulated elements of comprehensive income	950	(120)
Treasury stock	(285,482)	(283,204)
Total stockholders’ equity	159,008	148,592

Total liabilities and stockholders’ equity	$526,883	$491,188

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$3,871	$4,593
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	1,925	1,690
Amortization of intangible assets	1,049	1,123
Deferred income taxes	(13)	(127)
Excess tax benefits from stock-based payments	(869)	(618)
Stock-based compensation expense	2,715	2,306
Amortization of marketable securities premiums	264	191
Changes in operating assets and liabilities:
Member fees receivable	(18,449)	(15,795)
Prepaid expenses and other current assets	(2,935)	(130)
Deferred incentive compensation and other charges	(8,249)	773
Deferred revenues	24,030	15,231
Accounts payable and accrued liabilities	6,713	(3,996)
Accrued incentive compensation	(8,687)	(9,144)
Other long-term liabilities	3,223	(153)

Net cash flows provided by (used in) operating activities	4,588	(4,056)

Cash flows from investing activities:
Purchases of property and equipment	(6,085)	(1,515)
Capitalized software development costs	(444)	(283)
Cash paid for acquisitions, net of cash acquired	—	(36,012)
Redemption of marketable securities	4,000	11,850
Purchases of marketable securities	—	(8,026)
Other investing activities	—	—
Net cash flows used in investing activities	(2,529)	(33,986)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	5,359	3,512
Repurchase of shares to satisfy minimum employee tax withholding	(1,250)	(352)
Proceeds on issuance of stock under employee stock purchase plan	57	40
Excess tax benefits from share-based compensation arrangements	869	618
Purchases of treasury stock	(2,278)	(2,000)
Net cash flows provided by financing activities	2,757	1,818

Net increase (decrease) in cash and cash equivalents	4,816	(36,224)
Cash and cash equivalents, beginning of period	30,378	61,238
Cash and cash equivalents, end of period	$35,194	$25,014